                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of National-Oilwell, Inc. for the registration of 14,381,511 shares of its common stock and to the incorporation by reference in such Registration Statement of our report dated March 16, 2000 with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                                     Ernst & Young LLP

Houston, Texas
May 10, 2000